Exhibit 10.3(a)
                   AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

                                  ROBERT MARCUS

                          EFFECTIVE SEPTEMBER 20, 1999


SECTION 3. COMPENSATION

Effective September 20, 1999 Executive's base salary will be $120,000 per year. Due to the staging of Executive's prior salary, the increase of $36,000 per year will be added to the current bi-weekly rate until January 14, 2000 at which time the bi-weekly payroll will be adjusted to $4,615.00. Until then, the bi-weekly rate will be $4,965.00

Further, until the earlier of:

         Company raising $2 million or,

         March 17, 2000

Employee will be paid at the rate of $105,600 per year or $4,062.00 bi-weekly plus the adjustment for a total of $4,412.00. The difference between $4,615 and $4,062 or $553.00 per bi-weekly pay period will be accrued and repaid at the earlier of the two events listed above.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Intraco Systems, Inc.



By: /s/ WALT NAWROCKI
   ------------------------------
   Walt Nawrocki, CEO


By: /s/ ROBERT MARCUS
    -----------------------------
    Robert Marcus, CFO

                                  ROBERT MARCUS
                             6341 Via Venetia North
                             Delray Beach, FL 33484
                        (561) 496-5252 fax (561) 496-1152
                                  RAM18@ibm.net

December 29, 1999

Jack Berger
Walt Nawrocki
Intraco Systems, Inc.
3998 FAU Boulevard
Boca Raton, FL 33431

Jack & Walt:

As agreed, below are the revisions to my Employment Agreement. Please sign where indicated.

         3.  Compensation.

         Base salary is increased to $145,000 per year effective with the payroll period beginning January 17, 2000. Any agreed temporary reduction will be accrued and paid upon the terms of any such separate agreement. Further increases will be at the discretion of the board of directors.

         4. Benefits. I will be entitled to all benefits according to the regular policies of the Company except as follows:

         A. Vacation. I will be entitled to at least 4 weeks vacation each year.

         B. Medical, dental, disability and other group insurance provided by the Company to any other employee(s), will be provided to me at no cost. This includes any coverage of dependents.

         5. Term and Termination. The current term is three years ending January 19, 2002. The new term adds two years and ends January 19, 2004.

In addition to the above there will be a bonus of $12,000.00 paid per my instructions. This bonus is contingent on GKM raising at least $3 million for Intraco.

Jack Berger, President    /s/ JACK BERGER                   Date: 1/4/00
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Walt Nawrocki, CEO        /s/ WALT NAWROCKI                 Date: 1/4/00
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Robert Marcus             /s/ ROBERT MARCUS                 Date: 1/4/00
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